EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
CMGI, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/  KPMG LLP

KPMG LLP

Boston, Massachusetts
December 15, 2000